Westway Group, Inc. Announces Steve Boehmer named President of Westway Feed Products, LLC

NEW ORLEANS, September 25, 2009-Westway Group, Inc. (OTC Bulletin Board: "WTWG"), announced today that Steve Boehmer was named President of Westway Feed Products, LLC, a subsidiary of Westway Group, Inc.

Mr. Boehmer has served as Executive Vice President of the feed company since July, 2009 and has carried the duties and responsibilities of the feed company's president on an interim basis. Effective immediately, Mr. Boehmer assumes the role of president on a permanent basis.

Mr. Boehmer joined Westway Feed in 1999 as National Operations Manager and served as Vice President of Operations from 2003 until his appointment as Executive Vice President in July, 2009. Mr. Boehmer has over 34 years of experience in the feed industry.

Wayne N. Driggers, Chief Operating Officer of Westway Group, Inc. stated "we are extremely pleased to make this appointment permanent and look forward to the many contributions that Mr. Boehmer can make to the continued growth and development of Westway Feed. Mr. Boehmer's appointment is an important step in our corporate plan to establish Westway as a global brand focused on innovation and the support of our customers with quality service provided by experienced, responsive staff."

About Westway Group, Inc.

Westway Group, Inc. ("Westway") is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements. Westway operates an extensive global network of 59 operating facilities, 24 of which provide approximately 300 million gallons of total bulk liquid storage capacity and 35 facilities producing 1.7 million tons of liquid feed supplements annually. The bulk liquid storage business is a global business with infrastructure that includes a network of 24 terminals offering storage to manufacturers and consumers of agricultural and industrial liquids, located at key port and terminal locations throughout North America, Western Europe and Asia. The liquid feed supplements business produces liquid animal feed supplements that are sold directly to end users and feed manufacturers, primarily supplying the beef and dairy livestock industries. By using formulation processes tailored specifically to the needs of its customers, Westway blends liquid agriculture by-products and essential nutrients to form feed rations that help to maximize the genetic potential of livestock.

As a result of the relationship between them, the bulk liquid storage and liquid feed supplements businesses benefit from synergies including co-location of facilities, enhanced raw material supply logistics for liquid feed supplements and increased operational efficiency resulting from cross-business knowledge exchange.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings.

For example, our statements about Mr. Boehmer's future with Westway and our corporate plans are forward-looking statements. Important factors that may cause our actual results to differ include results of operations of Westway and general market conditions in the future.

CONTACT: Thomas A. Masilla, Jr., Chief Financial Officer of Westway Group, Inc., +1-504- 525-9741